Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made as of February 7, 2016 (the “Agreement Date”) by and between Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) (the “Company”), and Tony Liu (the “Executive”):

WHEREAS, Cellular Biomedicine Group Ltd. (“CBMG”) is a developer of cell therapies for the treatment of certain cancers and degenerative diseases; and

WHEREAS, Executive has extensive experience in the field of product development and corporate management; and

WHEREAS, the Company desires to employ Executive as the Chief Executive Officer (CEO) of the Company, and

WHEREAS, the Executive is willing to serve as the CEO of the Company, all upon the terms and subject to the conditions of this Agreement.

WHEREAS, the parties agree that this Agreement and its terms shall be effective retroactive to February 7, 2016 (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises stated above and the mutual covenants contained in this agreement the parties agree as follows:

1. Employment. The Company hereby employs Executive and Executive hereby accepts such employment upon the terms and conditions hereinafter set forth.

2. Duties. Subject to the terms and provisions of this Agreement, Executive is hereby employed by the Company as the CEO of the Company. Executive shall have full responsibility and authority for such duties as customarily are associated with service as the CEO of the Company at the direction of the Board of Directors of the Company (the “Board”). Executive shall faithfully and diligently perform, on a full time basis, such duties assigned to Executive and shall report directly to the Board.  Executive understands and acknowledges that the Company and/or the Board may, in its sole discretion, alter Executive’s job title and/or job duties at any time during the life of this agreement, with or without notice.

3. Scope of Services and Best Efforts. Executive shall devote substantially all of his business time, attention, energies, skills, learning and efforts to the Company’s business.  Executive may not undertake any other paid work without the Company’s prior express written authorization, which authorization may be revoked at any time in the Company’s sole discretion.

4. Term. The term of this Agreement shall commence on the Effective Date and shall continue for one (1) year thereafter, terminating at 11:59 p.m. on February 6, 2017 unless earlier terminated as provided in Section 7 of this Agreement.  Unless the Company provides Executive with 90 days’ notice prior to 11:59 p.m. on February 6, 2017 that this Agreement will not renew, this Agreement shall automatically renew for another one (1) year term commencing at 12:00 a.m. on February 7, 2017 and continuing until and terminating at 11:59 p.m. on February 6, 2018.  Again, unless the Company provides Executive with 90 days’ notice prior to 11:59 p.m. on February 6, 2018, that this Agreement will not renew, this Agreement shall automatically renew for another one (1) year term commencing at 12:00 a.m. on February 7, 2018 and continuing until and terminating at 11:59 p.m. on February 6, 2019.  Under no circumstances will this Agreement remain in effect past 11:59 p.m. on February 6, 2019.  Should Executive remain employed by the Company as of 12:00 a.m. on February 7, 2019, Executive’s employment will be considered at will and may be terminated by the Company or the Executive at any time, for any reason, with or without cause and with or without notice, but the terms of Sections 6, 10 through 16, 17.3 and 17.4 shall survive the termination of this Agreement and shall continue to govern the terms of Executive’s at will employment.

5. Compensation.

5.1           Salary.  Executive’s annual compensation under this Agreement shall be USD $240,000 per year (“Base Compensation”), prorated for any partial year, commencing upon the Effective Date; provided however that the Executive’s Base Compensation shall be reviewed annually by the Board of Directors and/or its Compensation Committee (as applicable) and may be changed in the sole discretion of the Board of Directors and/or its Compensation Committee (as applicable), with or without notice to the Executive. The Base Compensation shall be payable semi-monthly in accordance with the ordinary payroll procedures of the Company. Executive agrees that the Base Compensation may be paid by the Company, any of the Company’s subsidiaries or any combination thereof. Any changes in Base Compensation shall be in the sole and absolute discretion of the Board and/or its Compensation Committee (as applicable).

5.2           Annual Incentive Bonus.  Commencing with the end of the calendar year during the first year of employment following the Effective Date, Executive will be eligible for an annual cash bonus targeted at one hundred percent (100%) of Executive’s annual Base Compensation (“Annual Bonus”), which Annual Bonus shall be contingent upon Executive attaining the individual performance objectives set by the Company in its sole discretion, as such objectives may change from time to time.  While the Annual Bonus is targeted at one hundred percent (100%) of Executive’s annual Base Compensation, the Annual Bonus is discretionary and shall be paid at Company’s sole election, and in an amount decided solely by the Company.  Such Annual Bonus will not be unreasonably withheld by the Company.  Executive is not entitled to payment of this Annual Bonus until such time as the Company informs the Executive that the Annual Bonus has been “earned.”  Executive is not entitled to payment of any Annual Bonus, or portion thereof, which has not been “earned” as of the date of termination of employment, regardless of the reason for termination. Any document provided by the Company at any point after the execution of this Agreement which details Executive’s entitlement to the Annual Bonus described herein shall be considered part of this Agreement and deemed incorporated herein unless it is expressly stated that such document supersedes the terms of this provision.

5.3           Participation in Plans.  Executive shall be eligible to participate in any executive incentive plans, including the 2014 Equity Incentive Plan, established by Company for all of its executive employees.  The terms of such plans are incorporated herein by reference.

5.4   Expenses. The Company shall reimburse Executive for:

(a) all reasonable business, entertainment and travel expenses actually incurred or paid by Executive in the performance of his services on behalf of the Company, in accordance with the Company’s expense reimbursement policy as from time to time in effect;

(b) the cost of continuing education courses in furtherance of Executive’s performance of his duties of up to USD $5,000 per annum;

(c) reasonable moving expenses if the Company requires the Executive to relocate to a place more than 50 miles away from his current place of residence (which expenses shall be appropriately documented by Executive); and

(d)  if the Company requires the Executive to relocate in excess of 50 miles from his current place of residence, and after relocation the Executive is terminated without Cause pursuant to Section 7 of this Agreement and chooses to return to his original place of residence immediately prior to the Effective Date, reasonable moving expenses incurred by Executive (which expenses shall be appropriately documented by Executive).

5.5 Options. The Executive shall be eligible to participate in the Company’s 2014 Equity Incentive Plan, and receive option grant(s) thereunder for the purchase common stock of the Company (“Options” or “Option”) at the discretion of the Board of Directors.  Executive shall be granted 120,000 options as follows:

5.5.1 40,000 options with a strike price of $20 will be granted on March 7, 2016, 30% of which will vest on February 6, 2017, 30% of which shall vest on February 6, 2018 and 40% of which will vest on February 6, 2019; and

5.5.2 40,000 options with a strike price of $20 will be granted on March 7, 2017, 30% of which will vest on February 6, 2018, 30% of which shall vest on February 6, 2019 and 40% of which will vest on February 6, 2020, and

5.5.3 40,000 options with a strike price of $20 will  be granted on March 6, 2018, 30% of which will vest on February 6, 2019, 30% of which shall vest on February 6, 2020 and 40% of which will vest on February 6, 2021.

5.5.4 These Options granted to the Executive shall be controlled by the terms and conditions set forth in a Notice of Grant and Stock Option Agreement approved by the Board of Directors (“Option Agreement”).  The terms of the 2014 Equity Incentive Plan and Option Agreement are incorporated herein by reference.

6. Other Rights and Benefits. Executive shall receive other rights and benefits, including, but not limited to, life insurance, vacation time, sick pay and retirement plan participation, as determined by the Board of Directors.  To the extent offered and maintained by the Company, Executive shall be entitled to participate in the Employer’s healthcare plans, welfare benefit plans, fringe benefit plans, profit sharing plans, and any qualified or non-qualified retirement plans as may be in effect from time to time, on the same basis as those benefits are made available to the other similarly situated employees of the Company, in accordance with the Company policy as in effect from time to time and in accordance with the terms of the applicable plan documents (if any).  Nothing in this Agreement shall be construed as requiring the Company or any affiliate of the Company to offer or maintain any particular employee benefit plan or program or preclude the Company from terminating same from time to time.

7. Termination. Executive’s employment may be terminated as follows:

7.1           Termination by the Company or Executive. During the first one (1) year period after the Effective Date (i.e., through 11:59 p.m. on February 6, 2017), this Agreement may not be voluntarily terminated by either party except by the Company for the reasons provided in Sections 7.2, 7.3 and 7.4 below.  However, the Board of Directors of the Company may alter the responsibilities of the Executive to other senior-level functions at any time during this period.  In the event the Company does not advise the Executive that this Agreement will not automatically renew at least 90 days prior to the expiration of the one (1) year period ending at 11:59 p.m. on February 6, 2017, and therefore the Agreement renews for another one (1) year period ending on February 6, 2018, during that one year period from February 7, 2017 to February 6, 2018 and during any successive term of this Agreement, either the Company or the Executive may terminate this Agreement at any time, for any reason, with or without Cause as defined in Section 7.4, with the understanding that the terminating party will endeavor to provide at least sixty (60) days’ notice prior to such termination (except in the event of a termination by the Company for Cause as defined in Section 7.4) and with the acknowledgment that any such termination shall not be considered a breach of this Agreement.

7.2           Termination for Death. Executive’s employment shall terminate immediately upon Executive’s death.

7.3           Termination Upon Disability. Executive’s employment shall terminate if Executive should become totally and permanently disabled. For purposes of this Agreement, Executive shall be considered “totally and permanently disabled” if Executive is treated as permanently “disabled” under any permanent disability insurance policy maintained by the Company and is entitled to full benefits payable under such policy upon a total and permanent disability. In the event any such policy is either not in force or the benefits are not available under such policy, then “total and permanent disability” shall mean the inability of Executive, as a result of substance abuse, any mental, nervous or psychiatric disorder, or physical condition, injury or illness to perform substantially all of his current duties on a full-time basis for a period of six (6) consecutive months, as determined by a licensed physician selected by the Board.

7.4           Termination by Company for “Cause”. The Company may terminate this Agreement for “Cause” upon three (3) days’ written notice. In the event of a termination for Cause pursuant to subsection (c) or (e), below, the Company must give Executive written notice describing the Cause and Executive will be afforded a reasonable time (no less than 14 days) to cure such Cause before the Company may terminate Executive’s employment, which must  also be upon three (3) days’ written notice. For purposes of this Agreement, “Cause” shall mean the existence or occurrence of any of the following:

(a) Executive’s conviction for or pleading of nolo contendre to any felony involving the Company or moral turpitude.

(b) Executive’s misappropriation of Company assets.

(c) Executive’s willful violation of a Company policy or a directive of the Board previously delivered to him in writing.

(d) Executive’s breach of his obligations set forth in Sections 11, 12, or 13 below.

(e) Any willful neglect or material breach of duty by Executive under this Agreement, or any failure by Executive to perform satisfactorily perform his duties, as determined in the sole discretion of the Board of Directors, including the duties set forth in Section 2 of this Agreement.

(f) A failure, upon request of the Company, to relocate to a corporate office of the Company designated by the Board of Directors.

7.5           Obligations Upon Early Termination.

(a) Per Section 7.1, during the initial one (1) year period following the Effective Date (i.e., between February 7, 2016 and 11:59 p.m. on February 6, 2017), the Company may not terminate Executive’s employment for any reason other than pursuant to Section 7.2, 7.3, or 7.4.   Should the Company terminate Executive’s employment for the reasons set forth in Section 7.2, 7.3 or 7.4 during this initial one (1) year period or during any successive term of this Agreement, the Company shall have no obligation to provide Executive with any form of severance or any other benefits, except as may be required by COBRA.

(b) In the event this Agreement renews for any successive one (1) year period(s) after February 6, 2017, and the Company terminates the Executive’s employment for a reason other than pursuant to Section 7.2, 7.3, or 7.4 during such term, the Company shall be obligated as follows:

(i) to pay Executive a lump sum severance amount equal to one (1) times Executive’s Base Compensation, subject to legally required withholding requirements, within thirty (30) days following the date of termination, provided the Executive executes a release of claims against the Company in a form suggested by the Company and agrees to cooperate with the Company in connection with any matters pertaining to the transition resulting from the termination of Executive’s employment, if so requested by the Company; and

(ii) subject to Executive’s entitlement to receive COBRA and Executive’s timely election of continuation coverage, pay for the Executive’s premiums charged to continue medical and dental coverage pursuant to COBRA for the Executive during the 12 month period commencing with continuation coverage for the month following the month in which the date of termination occurs, provided, that if Executive is not eligible to receive, or if the Company is not able to provide, continuation coverage under COBRA for any month during the continuation period, the Company shall pay the Executive a monthly cash payment equal to its portion of the applicable COBRA premiums on an after-tax basis (with such payment to be made in the same month for which the continuation coverage was otherwise to be provided), and further provided that in the event the Executive becomes reemployed with another employer and becomes eligible to receive medical and dental benefits from such employer during any month in the 12 month continuation period provided for by this paragraph, the Company shall have no obligation to pay, reimburse or otherwise provide the Executive with continuation coverage for any such month.  Notwithstanding the foregoing, if the Company’s making payments under this Section 7.5(b)(ii) would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act (the “ACA”), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder), the parties agree to reform this Section in a manner as is necessary to comply with the ACA.

(c) The Company’s provision of 90 days’ notice that the Agreement will not renew is not considered and shall not be construed as a “termination” of this Agreement for the purposes of this Section.

8. Representations and Warranties. Executive hereby represents and warrants to Company that as of the date of execution of this Agreement: (i) this Agreement will not cause or require Executive to breach any obligation to, or agreement or confidence with, any other person; (ii) Executive is not representing, or otherwise affiliated in any capacity with, any other research organizations, lines of products, manufacturers, vendors or customers of the Company; and (iii) Executive has not been induced to enter into this Agreement by any promise or representation other than as expressly set forth in this Agreement.

9.	Non-Solicitation & Non-Competition.

9.1 Non-Solicitation of Employees. Executive agrees that he will not, while employed by the Company and for a period of two (2) years following termination of such employment:

(a) directly solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his or her employment with the Company; or

(b) directly interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

The foregoing shall not prohibit Executive or any entity with which Executive may later be affiliated from hiring a former or existing employee of the Company or any of its subsidiaries, provided that such hiring does not result from the direct actions of Executive.

For purposes of Articles 10 through 16, any reference to the Company shall include all of the Company’s Affiliates. As used herein, “Affiliate” means any person or entity controlling, controlled by or under common control with another person or entity.

9.2 Non-Solicit of Customers with respect to Competitive Business Activity. Executive agrees that he will not, while employed by the Company and for a period of two (2) years following termination of such employment, directly or indirectly, whether for his own account or for the account of any other individual or entity, solicit the business or patronage of any customers of the Company with respect to products and/or services directly related to a Competitive Business Activity. “Competitive Business Activity” shall mean engaging in, whether independently or as an employee, agent, consultant, advisor, independent contractor, partner, stockholder, officer, director or otherwise, any business which is materially competitive with the business of the Company as conducted or actively planned to be conducted by the Company during his employment by it, provided that Executive shall not be deemed to engage in a Competitive Business Activity under this Section 9.2 solely by reason of (i) owning 1% or less of the outstanding common stock of any corporation if such class of common stock is registered under Section 12 of the Securities Exchange Act of 1934, or (ii) after the termination of his employment by the Company, being employed by or otherwise providing services to a corporation having total revenue of at least $500 million (or such lower number as may be agreed by the Board) so long as such services are provided solely to a division or other business unit of such corporation which does not engage in a business which is then competitive with the business of the Company.

9.3 Non-Competition.  In consideration of the receipt of the compensation for services rendered set forth herein, and as a condition of and material inducement to Executive’s employment with the Company, Executive agrees that he will not, during the tenure of his employment with the Company and continuing for a period of one (1) year after termination of Executive employment with the Company by either party, for any reason, whether with or without Cause (as defined in Section 7.4), absent prior written consent from the Company, engage in a Competitive Business Activity as defined in Section 9.2 above.

10.  Confidentiality. Executive hereby acknowledges that the Company has made and will make available to Executive certain customer lists, product design information, performance standards and other confidential and/or proprietary information of the Company or licensed to the Company, including without limitation trade secrets, copyrighted materials and/or financial information of the Company (or any of its Affiliates), including without limitation, financial statements, reports and data (collectively, the “Confidential Material”); however, Confidential Material does not include any of the foregoing items which has become publicly known or made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved. Except as essential to Executive’s obligations under this Agreement, neither Executive nor any agent, employee, officer, or independent contractor of or retained by Executive shall make any disclosure of this Agreement, the terms of this Agreement, or any of the Confidential Material. Except as essential to Executive’s obligations under this Agreement, neither Executive nor any agent, employee, officer, or independent contractor of or retained by Executive shall make any duplication or other copy of any of the Confidential Material. Immediately upon request from the Company, Executive shall return to the Company all Confidential Material. Executive shall notify each person to whom any disclosure is made that such disclosure is made in confidence, that the Confidential Material shall be kept in confidence by such person. Nothing contained in this Section 10 shall be construed as preventing Executive from providing Confidential Material in compliance with a valid court order issued by a court of competent jurisdiction, providing Executive takes reasonable steps to prevent dissemination of such Confidential Material.

11. Proprietary Information. For purposes of this Agreement, “Proprietary Information” shall mean any information, observation, data, written material, record, document, software, firmware, invention, discovery, improvement, development, tool, machine, apparatus, appliance, design, promotional idea, customer list, practice, process, formula, method, technique, trade secret, product and/or research related to the actual or anticipated research, marketing strategies, pricing information, business records, development, products, organization, business or finances of the Company. Proprietary Information shall not include information in the public domain as of execution of this Agreement except through any act or omission of Executive.

All right, title and interest of every kind and nature whatsoever in and to the Proprietary Information made, discussed, developed, secured, obtained or learned by Executive during the term of this  Agreement shall be the sole and exclusive property of the Company for any purposes or uses whatsoever, and shall be disclosed promptly by Executive to the Company. The covenants set forth in the preceding sentence shall apply regardless of whether any Proprietary Information is made, discovered, developed, secured, obtained or learned (a) solely or jointly with others, (b) during the usual hours of work or otherwise, (c) at the request and upon the suggestion of the Company or otherwise, or (d) with the Company’s materials, tools, instruments or on the Company’s premises or otherwise.

All Proprietary Information developed, created, invented, devised, conceived or discovered by Executive that is subject to copyright protection is explicitly considered by Executive and the Company to be works made for hire to the extent permitted by law. Executive hereby forever fully releases and discharges the Company, and the Company and their respective officers, directors and employees, from and against any and all claims, demands, damages, liabilities, costs and expenses of Executive arising out of, or relating to, any Proprietary Information. Executive shall execute any documents and take any action the Company may deem necessary or appropriate to effectuate the provisions of this Agreement, including without limitation assisting the Company in obtaining and/or maintaining patents, copyrights or similar rights to any Proprietary Information assigned to the Company, if the Company, in their sole discretion, requests such assistance. Executive shall comply with any reasonable rules established from time to time by the Company for the protection of the confidentiality of any Proprietary Information.

Executive irrevocably appoints the President of the Company to act as Executive’s agent and attorney-in-fact to perform all acts necessary to obtain and/or maintain patents, copyrights and similar rights to any Proprietary Information assigned by Executive to the Company under this Agreement if (a) Executive refuses to perform those acts, or (b) is unavailable, within the meaning of any applicable laws. Executive acknowledges that the grant of the foregoing power of attorney is coupled with an interest and shall survive the death or disability of Executive. Executive shall promptly disclose to the Company, in confidence (a) all Proprietary Information that Executive creates during the term of this Agreement, and (b) all patent applications, copyright registrations or similar rights filed or applied for by Executive within six months after termination of this Agreement. Any application for a patent, copyright registration or similar right filed by Executive within six months after termination of this Agreement shall be presumed to relate to Proprietary Information created by Executive during the term of this Agreement, unless Executive can prove otherwise.

Nothing contained in this Agreement shall be construed to preclude the Company from exercising all of its rights and privileges as sole and exclusive owner of all of the Proprietary Information owned by or assigned to the Company under this Agreement. The Company, in exercising such rights and privileges with respect to any particular item of Proprietary Information, may decide not to file any patent application or any copyright registration on such Proprietary Information, may decide to maintain such Proprietary Information as secret and confidential, or may decide to abandon such Proprietary Information or dedicate it to the public. Executive shall have no authority to exercise any rights or privileges with respect to the Proprietary Information owned by or assigned to the Company under this Agreement.

Executive is required to deliver all Proprietary Information to the Company on the date of the termination of this Agreement and Executive may not retain copies of such records, documents or papers without prior written consent of an authorized officer or director of the Company.

12. Non-Disparagement. Executive agrees, other than with regard to employees in the good faith performance of Executive’s duties with the Company while employed by the Company, both during and after Executive’s employment with the Company terminates, not to knowingly disparage the Company or its officers, directors, employees or agents in any manner likely to be materially harmful to it or them or its or their business, business reputation or personal reputation. This paragraph shall not be violated by statements from Executive which are truthful, complete and made in good faith in required response to legal process or governmental inquiry. Executive also agrees that any breach of this non-disparagement provision by Executive shall be deemed a material breach of this Agreement.

13.  Enforcement of Restrictive Covenants

(a) Reasonableness of Restrictions.  Executive agrees and acknowledges that the non-solicitation, non-competition, confidential information, non-disclosure, and proprietary information covenants contained in Sections 9, 10, 11 and 12 (the “Restrictive Covenants”) are reasonable in that they protect legitimate business interests of the Company and yet do not impair Executive’s ability to earn a livelihood.

(b) Irreparable Harm, Injunctive Relief.  Executive hereby acknowledges and agree that any breach by Executive, directly or indirectly, of the foregoing Restrictive Covenants may cause the Company irreparable injury for which there is no adequate remedy at law.  Accordingly, Executive expressly agrees that, in any event of any such breach or any threatened breach hereunder by Executive, directly or indirectly, the Company shall be entitled, in addition to any and all other remedies available, to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent a breach under the provisions of this Agreement, without proof of any actual damages that have been or may be caused by such actual or threatened breach, and without the need to post a bond.

(c) Extension of Covenants.  During any breach of the provisions of paragraph 10 of this Agreement, the period of restraint set forth therein shall be automatically tolled and suspended for the amount of time that the violation continues.

(d) Fees.  Executive understands and agrees that he will be liable to pay all expenses, including court costs and reasonable attorneys’ fees, necessarily incurred by the Company in connection with the enforcement of the Restrictive Covenants, whether or not litigation is entirely commenced and including litigation of any appeal taken or defended by the Company in any action to enforce this agreement.

(e) Severability of Covenants.  If any tribunal having jurisdiction determines that any of the provisions of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the duration or geographical scope of such provision, such tribunal shall have the power to reduce the duration or geographical scope of such provision and in its reduced form, such provision shall then be enforceable.

14. Business Opportunities. During the term of this Agreement, if Executive (or any agent, employee, officer or independent contractor of or retained by Executive) becomes aware of, or develops, creates, invests, devises, conceives or discovers, any project, investment, venture, business or other opportunity (any of the preceding, an “Opportunity”) that is similar to, competitive with, related to or in the same field as the Company, or any project, investment, venture, or business of the Company, then Executive shall so notify the Company immediately in writing of such Opportunity and shall use Executive’s good-faith efforts to cause the Company to  have the opportunity to invest in, participate in or otherwise become affiliated with such Opportunity.  Executive agrees that any breach of this provision by Executive shall be deemed a material breach of this Agreement.

15. Miscellaneous.

15.1 Section Headings. The section headings or captions in this Agreement are for convenience of reference only and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

15.2 Survival. The obligations and rights imposed upon the parties hereto by the provisions of this Agreement which relate to acts or events subsequent to the termination of this Agreement shall survive the termination of this Agreement and shall remain fully effective thereafter, including without limitation the obligations of Executive with to any Confidential Material under Section 11.

15.3 Employment Policies. Executive acknowledges and agrees that he will be bound to follow all Company policies as may be implemented by the Company from time to time, and as may be revised in the Company’s sole discretion from time to time.

15.4 Arbitration.

(a) Any claim, dispute or other controversy (a “Controversy”) relating to this Agreement shall be settled and resolved by binding arbitration in Los Angeles County, California before a single arbitrator under the Employment Rules of the American Arbitration Association (“AAA”) in effect at the time a demand for arbitration is made. If there is any conflict between the AAA rules and this arbitration clause, this arbitration clause will govern and determine the rights of the parties. The Parties to this Agreement (the “Parties”) shall be entitled to full discovery regarding the Controversy as permitted by the California Code of Civil Procedure. The arbitrator’s decision on the Controversy shall be a final and binding determination of the Controversy and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the Parties. The arbitrator shall also award the prevailing Party any reasonable attorneys’ fees and reasonable expenses the prevailing Party incurs in connection with the arbitration, and the non-prevailing Party shall pay the arbitrator’s fees and expenses. The arbitrator shall determine who is the prevailing Party. Each Party also agrees to accept service of process for all arbitration proceedings in accordance with AAA’s rules.

(b) The obligation to arbitrate shall not be binding upon either party with respect to requests for temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute between the Parties, including by the Company for breach of the Restrictive Covenants (as defined above), in which case the fee-shifting provisions of Section 13(d) shall govern.  Any such suit will be brought in a court of competent jurisdiction in Los Angeles County, California.

(c) The provisions of this Section shall be construed as independent of any other covenant or provision of this Agreement; provided that, if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law.

(d) This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after expiration or termination of this Agreement. In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding said failure to appear.

15.5 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable in any relevant jurisdiction, then such illegal or unenforceable provision shall be modified by the proper court, if possible, but only to the extent necessary to make such provision enforceable, and such modified provision and all other provisions of this Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby; provided that, any such modification shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such determination of illegality or unenforceability is made.

15.6 Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party’s right to assert all other legal remedies available under the circumstances.

15.7 Understanding of Agreement.  Executive acknowledges that Executive has had reasonable period sufficient to study, understand, and consider this Agreement, that Executive has had the opportunity to consult with counsel of Executive’s choice, that Executive has read this Agreement and understands all of its terms, that Executive is entering into and signing this Agreement knowingly and voluntarily, and that in doing so Executive is not relying upon any statement or representations by the Company and its agents other than as stated herein.

15.8 Parties in Interest. Nothing in this Agreement, except as expressly set forth herein, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and the successors, assigns and affiliates of the Company, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of action over or against any party to this Agreement.

15.9 Assignment. The rights and obligations under this Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, successors and assigns of Executive and the Company. Except as specifically provided in this Section 14, neither the Company nor Executive may assign this Agreement or delegate their respective responsibilities under this Agreement without the consent of the other party hereto. Upon the sale, exchange or other transfer of substantially all of the assets of the Company, the Company shall assign this Agreement to the transferee of such assets. No assignment of this Agreement by the Company shall relieve the Company of, and the Company shall remain obligated to perform, its duties and obligations under this Agreement, including, without limitation, payment of the Base Compensation set forth in Section 5, above.

15.10 Modification. Except with respect to the Executive’s Base Compensation, job title and job duties, the terms of this Agreement may be modified only by a contract in writing executed by the party(ies) to this Agreement against whom enforcement of such modification is sought.

15.11 Prior Understandings. This Agreement contains the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of such parties’ agreement with respect to such terms as are included in this Agreement (except as set forth in any Agreement that is specifically incorporated herein by reference), is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

15.12 Interpretation. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

15.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.14 Applicable Law. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, and all matters relating to the Company’s employment of Executive, shall be governed and construed under the laws of the State of Delaware, without regard to conflicts of law principles.

15.15 Drafting Ambiguities. Each party to this Agreement has reviewed and revised this Agreement. Each party to this Agreement has had the opportunity to have such party’s legal counsel review and revise this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CELLULAR BIOMEDICINE GROUP INC.

By:	/s/Terry A. Belmont	/s/ Tony Liu
	Terry A. Belmont	Name
	Director	Title